                                                                    EXHIBIT 4.34


                      THIRD AMENDMENT TO WARRANT AGREEMENT


         THIS THIRD AMENDMENT TO WARRANT AGREEMENT (this "Amendment") is made as of the 20th day of August, 1997, by and among The Cerplex Group, Inc., a Delaware corporation (the "COMPANY") and each of the holders of warrants listed on Schedule A hereto, each of which is herein referred to as a "HOLDER" and collectively as the "HOLDERS".

                                   RECITALS:

         A. The Company and the Holders entered into a Warrant Agreement dated as of April 15, 1996, as amended by a Waiver and Amendment Agreement dated as of October 31, 1996 and a Second Amendment to Warrant Agreement dated as of April 9, 1997 (as in effect prior to the effectiveness of this Amendment, the "EXISTING WARRANT AGREEMENT").

         B. The Holders are the holders of all of the Warrants (as such term is defined in the Existing Warrant Agreement) outstanding as of the date hereof.

         C. The Company has requested that the Existing Warrant Agreement be amended, as more particularly provided herein, and the Holders have agreed to amend the Existing Warrant Agreement as set forth herein.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.       DEFINED TERMS.

         As used in this Amendment, the following terms have the respective meanings specified below:

         "AMENDMENT, THIS" -- means this Third Amendment to Warrant Agreement.

         "COMPANY" -- the introductory sentence.

         "EXISTING WARRANT AGREEMENT" -- Recital A.

         "HOLDERS" -- the introductory sentence.

         SECTION 2.       AMENDMENTS TO EXISTING WARRANT AGREEMENT.

         2.1 AMENDMENT TO SECTION 3.1(B). Section 3.1(b) of the Existing Warrant Agreement is hereby amended and restated in its entirety to read as follows:

                 "(b)             ENFORCEABILITY OF OBLIGATIONS.  This
         Agreement and the Warrant Certificates issued on the date hereof have been, and any Warrants issued after the date hereof will be, duly authorized, executed and delivered by the Company. This Agreement, the Warrant Certificates and the Warrants constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except:

                          "(i)    as such enforceability may be limited by
                 bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                          "(ii)   as such enforceability may be subject to the
                 availability of equitable remedies.

   "The holders of the Warrants are entitled to the benefits of this Agreement."

         2.2     AMENDMENT TO SECTION 4.1(D)(I).  The introductory paragraph to
Section 4.1(d)(i) of the Existing Warrant Agreement is hereby amended and restated in its entirety to read as follows:

                 "(d)             ISSUANCES OF COMMON STOCK AND OTHER
                 SECURITIES.

                          "(i)    In the event that the Company shall issue or
                 sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable Securities containing the right to subscribe for or purchase shares of Common Stock (excluding Excluded Securities, as defined in Section 4.1(d)(ii) hereof) at a price per share of Common Stock lower than the Reference Price in effect on the date (the "ADJUSTMENT DATE") of such issuance or sale, then the Purchase Price in effect immediately after the Adjustment Date shall be determined by multiplying the Purchase Price in effect immediately prior to such Adjustment Date by the quotient of:"

The remainder of Section 4.1(d)(i) of the Existing Warrant Agreement shall remain in effect without amendment.

         2.3 AMENDMENT TO SECTION 4.1(D)(II). Section 4.1(d)(ii) of the Existing Warrant Agreement is hereby amended and restated in its entirety to read as follows:

                          "(ii)   "EXCLUDED SECURITIES" shall mean and include:

                                  "(A)     shares of Common Stock, rights,
                          options, warrants or convertible or exchangeable Securities issued in any of the transactions described in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(e) hereof and with respect to which an adjustment to the Purchase Price has been made in accordance with any of such Sections;

                                  "(B)     shares of Common Stock issuable upon
                          exercise of the Warrants (including, without limitation, the Additional Warrants);

                                  "(C)     shares of Common Stock issuable upon
                          exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable Securities issued or sold under circumstances which caused an adjustment pursuant to this Section 4.1(d);

                                  "(D)     rights to acquire shares of Common
                          Stock, and shares of Common Stock issuable upon exercise of such rights, issued to employees of the Company and it Subsidiaries pursuant to any employee stock purchase plan maintained by the Company or any of its Subsidiaries, provided that any such rights issued pursuant to any such plan and any shares of Common Stock issuable upon the exercise thereof which, in the aggregate, exceed, at the time of the issuance thereof, two percent (2%) of the Fully Diluted Outstanding Common Stock, determined at such time, shall not constitute Excluded Securities;

                                  "(E)     shares of Common Stock and/or
                          rights, options, warrants or convertible or exchangeable Securities (and the shares of Common Stock issuable upon the exercise of such rights, options, warrants or convertible or exchangeable Securities), provided that (1) such shares of Common Stock and/or rights, options, warrants or convertible or exchangeable Securities are issued in connection with one or more private placements of equity Securities of the Company effected on or prior to July 15, 1996, (2) the total aggregate consideration paid in cash in respect of such shares of Common Stock and/or rights, options, warrants or convertible or exchangeable Securities is not more than $8,000,000, (3) all such shares of Common Stock together with all shares of Common Stock issuable upon the exercise of any of such rights, options, warrants or convertible or exchangeable Securities shall not, in the aggregate, exceed 12% of Fully Diluted Outstanding Common Stock, determined as of April 16, 1996, and (4) the sale of such shares of Common Stock and/or rights, options, warrants or convertible or exchangeable Securities is done on an arm's-length basis and the setting of the exercise, strike or conversion prices in respect of such rights, options, warrants or convertible or exchangeable Securities is done on an arm's-length basis;

                                  "(F)     warrants issued on or prior to
                          August 20, 1997, to any holder of the senior or subordinated indebtedness, warrants issued on or after the date hereof pursuant to provisions comparable to Section 4.4(a), Section 4.4(b) or
                          Section 4.4(c) hereof contained in any agreement between the Company and such holders pursuant to which such senior or subordinated indebtedness is issued and shares of Common Stock issuable upon the exercise of any such Warrants; and

                                  "(G)     shares of Common Stock, rights,
                          options, warrants or convertible or exchangeable Securities issued in any of the transactions described in Sections 4.4(a), Section 4.4(b) or
                          Section 4.4(c) hereof and with respect to which additional Warrants have been issued in accordance with any of such Sections."

         2.4 AMENDMENT TO SECTION 4.1(E). Section 4.1(e) of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end of such section"

         "For purposes of determining the number of shares subject to any Warrant with respect to any adjustments made pursuant to this Section 4.1(e), the Company shall make the adjustments provided for in Section
         4.4 in respect of any issuances of Employee Options or Director Options that occurred during the period from the date of the last determination pursuant to such Section to the date immediately prior to such consolidation, merger, sale or conveyance."

         2.5 AMENDMENT TO SECTION 4.1(I). Section 4.1(i) of the Existing Warrant Agreement is hereby amended and restated in its entirety to read as follows:

                 "(i)     EXPIRATION OF RIGHTS, OPTIONS, ETC.

                          "(i)    Upon the expiration of any rights, options,
                 warrants or conversion or exchange privileges referred to above in this Section 4.1 without the exercise thereof, the Purchase Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be readjusted and shall thereafter be such as such Purchase Price and such number of shares of Common Stock would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

                                  "(A)     the only shares of Common Stock so
                          issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges; and

                                  "(B)     such shares of Common Stock, if any,
                          were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange privileges whether or not exercised;

                 "provided that no such readjustment shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such rights, options, warrants or conversion or exchange privileges.

                          "(ii)   In the event that during any calendar quarter
                 after August 20, 1997, any Employee Option, Director Option or portion thereof expires without the exercise thereof and the issuance of any such Employee Option or Director Option had resulted in the issuance of Additional Warrants pursuant to
                 Section 4.4(a) hereof, the number of shares of Common Stock purchasable upon the exercise of the Additional Warrants shall be reduced as of the first day of the next succeeding calendar quarter by the number of shares of Common Stock subject to such terminated or expired Employee Option, Director Option or portion thereof."

         2.6 AMENDMENT TO SECTION 4. Section 4 of the Existing Warrant Agreement is hereby amended by adding a new Section 4.4 at the end thereof, such Section 4.4 to read in its entirety as follows:

         "4.4    ISSUANCE OF ADDITIONAL WARRANTS.

                 "(a)     GRANT OF EMPLOYEE OPTIONS AND DIRECTOR OPTIONS.  In
         the event that, during any calendar quarter after August 20, 1997:

                          "(i)    Employee Options (other than Employee Options
                 issued in a transaction described in Section 4.1(d) hereof) are issued and the aggregate number of such Employee Options plus all other Employee Options issued on or prior to the date of such issuance, other than Terminated Employee Options, exceeds the then effective Employee Option Threshold; or

                          "(ii)   Director Options (other than Director Options
                 issued in a transaction described in Section 4.1(d) hereof) are issued and the aggregate number of such Director Options plus all other Director Options issued on or prior to the date of such issuance, other than Terminated Director Options, exceeds the Director Option Threshold;

         "then the Company shall, as of the first day of the next succeeding calendar quarter, issue Additional Warrants to the holders of the Warrants on a pro rata basis covering that number of shares equal to the product of the Dilution Percentage multiplied by the number of the Employee Options or Director Options, as the case may be, issued during such period (or, with respect to the first calendar quarter in which the number of Employee Options or Director Options issued during such quarter plus the aggregate number of Employee Options and Director Options, as the case may be, issued on or prior to the date of such issuance other than Terminated Employee Options or Terminated Director Options, as the case may be, exceeds the then effective Employee Option Threshold or the Director Option Threshold, as the case may be, the amount such excess).

                 "(b)     ISSUANCES IN CONNECTION WITH CONVERSION OF SENIOR
         DEBT.  In the event that, on or after August 20, 1997:

                          "(i)    all or any portion of the principal amount of
                 the Senior Debt is converted into shares of Common Stock, or Securities convertible into or exchangeable for shares of Common Stock; and

                          "(ii)   the Post-Conversion Market Price per share of
                 Common Stock following such conversion is less than the Measurement Price per share of Common Stock prior to such conversion;

                 "the Company shall issue Additional Warrants to the holders of the Warrants on a pro rata basis covering that number of shares equal to:

                          "(A)    the product of:

                                  "(1)     the difference between the
                          Post-Conversion Market Price per share of Common Stock and the Measurement Price per share of Common Stock; multiplied by

                                  "(2)     the total number of shares of Common
                          Stock issuable upon exercise of the Warrants held by such holders immediately prior to such issuance;

                 "divided by

                          "(B)    the Post-Conversion Market Price per share of
         Common Stock;

         "provided, however, that in no event shall the number of Warrants issued pursuant to this Section 4.4(b) as a result of any single issuance of shares of Common Stock, or Securities convertible into or exchangeable for shares of Common Stock to the holders of the Senior Debt exceed the product of:

                          "(y)    the aggregate number of shares of Common
                 Stock issued or issuable pursuant to such convertible or exchangeable Securities to the holders of the Senior Debt Warrants with respect to such single issuance; multiplied by

                          "(z)    a fraction, the numerator of which is the
                 number of shares of Common Stock underlying the Warrants outstanding immediately prior to such issuance and the denominator of which is the Fully Diluted Outstanding Common Stock;

         "and provided further that no Warrants shall be issued pursuant to this provision in connection with any transaction in which both the holders of the Senior Debt convert all or any portion of the aggregate principal amount of the Senior Debt into shares of Common Stock, or Securities convertible into or exchangeable for shares of Common Stock, and the holders of the Warrants convert all or a portion of the aggregate principal amount of indebtedness then outstanding under the Notes into shares of Common Stock or Securities convertible into or exchangeable for shares of Common Stock. The Initial Purchase Price of such Warrants shall be the Post-Conversion Market Price per share.

                 "(c)     ISSUANCE OF OTHER SECURITIES TO HOLDERS OF SENIOR
         DEBT. In the event that, on or after August 20, 1997, rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock are issued to the holders of the Senior Debt Warrants (other than in a transaction described in Section 4.1(d) hereof), the Company shall issue Additional Warrants to the holders of the Warrants on a pro rata basis covering that number of shares equal to the product of:

                          "(i)    the aggregate number of shares of Common
                 Stock underlying the rights, options or warrants issued to the holders of the Senior Debt Warrants; multiplied by

                          "(ii)   a fraction, the numerator of which is the
                 number of shares of Common Stock underlying the Warrants outstanding immediately prior to such issuance are exercisable and the denominator of which is the Fully Diluted Outstanding Common Stock;

         "and provided further that no Warrants shall be issued pursuant to this provision in connection with any transaction in which both the holders of the Senior Debt Warrants and the holders of the Warrants are issued shares of Common Stock or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock pursuant to a negotiated transaction as opposed to pursuant to this Section 4.4(c). The Initial Purchase Price of such Warrants shall be the per share exercise price of the rights, options or warrants in respect of which such Additional Warrants are being issued.

                 "(d)     EXCLUDED ISSUANCES OF SECURITIES TO HOLDERS OF SENIOR
         DEBT WARRANTS. Notwithstanding the foregoing, no Warrants shall be issued pursuant to Sections 4.4(a), 4.4(b) or 4.4(c) hereof as result of any issuance of additional Warrants to the holders of the Senior Debt Warrants pursuant to provisions comparable to Section 4.4(a),
         Section 4.4(b) or Section 4.4(c) hereof contained in any agreement between the Company and such holders pursuant to which such Senior Debt Warrants are issued."

         2.7 ADDITIONS TO SECTION 5.1. The following additional defined terms shall be added to Section 5.1 of the Existing Warrant Agreement, each in its appropriate alphabetical position:

                 "ADDITIONAL WARRANTS -- means any additional Warrants issued pursuant to the terms of Section 4.4 hereof."

                 "AVERAGE CLOSING BID PRICE -- means, with respect to any period and any class of Common Stock, the per share price of such class determined as follows:

                          "(a)    the average daily closing bid prices of such
                 class of Common Stock on each trading day during such period, as officially reported on the principal national securities exchange on which such class of Common Stock is then listed or admitted to trading; or

                          "(b)    if such class of Common Stock is not then
                 listed or admitted to trading on any national securities exchange, the average of the last reported bid prices for each trading day during such period of such class of Common Stock."

                 "CLOSING BID PRICE - means, with respect to any date and any class of Common Stock, the per share price determined as follows:

                          "(a)    the closing bid prices on such date, as
                 officially reported on the principal national securities exchange on which such class of Common Stock is then listed or admitted to trading; or

                          "(b)    if such class of Common Stock is not then
                 listed or admitted to trading on any national securities exchange, the last reported bid price of such class of Common Stock on such date."

                 "DILUTION PERCENTAGE -- means the percentage interest in the fully-diluted equity of the Company represented by all Warrants on August 21, 1997; provided however, that in the event that any of the Warrants are exercised after August 20, 1997, the Dilution Percentage shall be reduced by multiplying the then-effective Dilution Percentage by a fraction, the numerator of which is the number of Warrants remaining immediately following such exercise and the denominator of which is the number of Warrants outstanding immediately prior to such exercise."

                 "DIRECTOR OPTIONS -- means rights, options, warrants or convertible or exchangeable Securities containing the right to subscribe for or purchase shares of Common Stock issued to any directors of the Company or any of its Subsidiaries who were members of the Board of Directors of the Company or any of its Subsidiaries as of August 20, 1997; provided, however, that:

                          "(a)    rights, warrants, options or convertible or
                 exchangeable Securities purchased from the Company to acquire shares of the Common Stock in a bona fide arm's-length transaction for consideration at least equal to the Reference Price;

                          "(b)    any rights, options, warrants or convertible
                 or exchangeable securities purchased from Persons other than the Company or its Subsidiaries to acquire shares of Common Stock; and

                          "(c)    any shares of the Series B Preferred Stock
                 held by any employees, officers or directors of the Company or any of its Subsidiaries on the August 20, 1997;

         "shall not constitute Director Options."

                 "DIRECTOR OPTION THRESHOLD -- means 1,460,424 shares, as such number may be adjusted from time to time to reflect any subdivision or combination of shares of Common Stock."

                 "EMPLOYEE OPTIONS -- means rights, options, warrants or convertible or exchangeable Securities containing the right to subscribe for or purchase shares of Common Stock issued to any employees, officers or directors of Company or any of its Subsidiaries, including, without limitation, Employee Options issued to Stephen Hopkins as consideration for his services as President and Chief Executive Officer of the Company; provided, however, that:

                          "(a)    rights, warrants, options or convertible or
                 exchangeable Securities purchased from the Company to acquire shares of Common Stock in a bona fide arm's-length transaction for consideration at least equal to the Reference Price;

                          "(b)    any rights, options, warrants or convertible
                 or exchangeable securities acquired from Persons other than the Company or its Subsidiaries to acquire shares of Common Stock; and

                          "(c)    any shares of the Series B Preferred Stock
                 held by any employees, officers or directors of the Company or any of its Subsidiaries on August 20, 1997;

         "shall not constitute Employee Options."

                 "EMPLOYEE OPTION THRESHOLD -- means 7,302,121 shares, as such number may be adjusted from time to time to reflect any subdivision or combination of shares of Common Stock; provided, however, that in the event that Additional Warrants are issued pursuant to Section 4.4(a) during any calendar quarter after August 20, 1997, the Employee Option Threshold shall be increased by the number of Director Options issued during the immediately preceding calendar quarter (or, with respect to the first calendar quarter during which the number of Director Options exceeds the Director Option Threshold, the amount of such excess)."

                 "MEASUREMENT PRICE - means, with respect to any date and any class of Common Stock, the average of the daily Closing Bid Prices of such class of Common Stock for five (5) consecutive trading days prior to the public announcement of any conversion of any Senior Debt; provided, however, that the date on which such public announcement is made shall not be considered a trading day."

                 "POST-CONVERSION MARKET PRICE - means, with respect to any date and any class of Common Stock, the average of the daily Closing Bid Prices of such class of Common Stock for five (5) consecutive trading days after the filing of a Current Report on Form 8-K with respect to any conversion of any Senior Debt; provided, however, that the date on which such Current Report on Form 8-K is filed shall not be considered a trading day."

                 "SENIOR DEBT -- has the meaning provided in the Note Purchase Agreement."

                 "SENIOR DEBT WARRANTS -- means all warrants initially issued to the holders of the Senior Debt and any additional warrants issued pursuant to any agreement between the Company and the holders of the Senior Debt pursuant to which such warrants were issued."

                 "SERIES B PREFERRED STOCK -- means the Series B Preferred Stock of the Company as provided for in its certificate of incorporation."

                 "TERMINATED DIRECTOR OPTIONS -- means any Director Options issued on or prior to the August 20, 1997 that have been exercised or have terminated or expired prior to the August 20, 1997."

                 "TERMINATED EMPLOYEE OPTIONS -- means any Employee Options issued on or prior to the August 20, 1997 that have been exercised or have terminated or expired prior to the August 20, 1997."

         2.8 AMENDMENTS TO SECTION 5.1. Each of the following definitions shall amend and restate in its entirety to corresponding definition contained in the Existing Warrant Agreement.

                 "INITIAL PURCHASE PRICE -- means:

                          "(a)    with respect to the Warrants issued on the
                 date hereof, Fifty-Nine Cents ($0.59) per share;

                          "(b)    with respect to any Warrants issued pursuant
                 to Section 4.4(a), the Average Closing Bid Price of a share of Common Stock during the calendar quarter in respect of which the adjustment is being made;

                          "(c)    with respect to any Warrants issued pursuant
                 to Section 4.4(b), the Post-Conversion Market Price per share; and

                          "(d)    with respect to any Warrants issued pursuant
                 to Section 4.4(c) hereof, the per share exercise price of the rights, options or warrants in respect of which the Additional Warrants are being issued."

                 "WARRANTS -- all Warrants issued under this Agreement, including, without limitation, all Additional Warrants."

         2.9 AMENDMENT TO FORM OF WARRANT. For the avoidance of doubt, any Warrant Certificates issued evidencing Additional Warrants issued pursuant to
Section 4.4 shall bear the actual Initial Purchase Price thereof in the first paragraph of such Warrant Certificate in lieu of the price reflected in the form of Warrant contained in Exhibit A to the Existing Warrant Agreement.

         SECTION 3.       MISCELLANEOUS.

         3.1     GOVERNING LAW.

         This Amendment shall be governed by, and construed and enforced in accordance with, internal New York law.

         3.2     DUPLICATE ORIGINALS.

         Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

         3.3     EFFECT OF THIS AMENDMENT.

         Except as specifically provided in this Amendment, no terms or provisions of the Existing Warrant Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Warrant Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof.

         3.4     SECTION HEADINGS.

         The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

     [REMAINDER OF PAGE INTENTIONALLY BLANK.  NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                       THE CERPLEX GROUP, INC.



                                       By_______________________________
                                         Name:
                                         Title:


                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY



                                       By_______________________________
                                         Name:
                                         Title:

                                       JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY



                                       By_______________________________
                                         Name:
                                         Title:


                                       NORTH ATLANTIC SMALLER COMPANIES
                                       INVESTMENT TRUST PLC


                                       By_______________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

                              Schedule of Holders


The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

North Atlantic Smaller Companies Trust PLC
c/o J.O. Hambro & Co., Ltd.
10 Park Place
London, England SW1A1LP





                                  Schedule A-1